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KonaRed Corporation Announces
Availability of 10.5 oz Single Serve
Bottles of KonaRed Original
Company – Also Provides Q4
Summary of Events

December 20, 2013. Kalaheo, HI - KonaRed Corporation (formerly TeamUpsport Inc.) (OTCBB: KRED) (OTCQB: KRED)
(“KonaRed” or the “Company”), the developers of KonaRed, a powerful antioxidant-rich wellness beverage made from coffee fruit announced today the availability of single serve bottles of KonaRed Original. The new 10.5oz servings provide a daily dose of KonaRed and are another addition to the KonaRed product line- up. The announcement was made today by KonaRed CEO, Shaun Roberts.

Regarding the announcement, Mr. Roberts stated, “Our new 10.5oz serving is perfect for providing consumers with a daily dose of coffee fruit in KonaRed Original. Consumers will find the new serving size in the same familiar red KonaRed bottles they’re accustomed to seeing on grocery store shelves.”

During Q4 of 2013, KonaRed announced it was selected to participate in Kroger’s “Taste of Tomorrow” program, which enabled its Superfruit Antioxidant Juice to be introduced to consumers in the Rocky Mountains.

The Company also announced positive results for the efficacy of coffee fruit on anti-inflammation, immunostimulatory, and antiviral, further demonstrating the scientific value of KonaRed products.

In November, KonaRed products became available for the first time in Canada, including such retail outlets as Whole Foods Market and Choice Markets.

On November 7, KonaRed signed an agreement with Verdi Consultants, a national sales and brand development company, to launch KonaRed’s RX line of nutritional supplements.

Also in November, the Company became the official wellness beverage for the Molokai 2 Oahu World Championships of Paddleboarding for 2014 and 2015.

In mid-December, KonaRed announced that KonaRed Green Tea, a new addition to the KonaRed product line-up, will be available in January 2014.

“The entire KonaRed team continues to work diligently to provide our customers and investors with the best products on the market today,” added Mr. Roberts.

About KonaRed Corporation

KonaRed Corporation is the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses.  KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit. The company is headquartered in Kalaheo, Hawaii.  Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.konared.com . For additional information about the company and Investor Relations, please email invest@konared.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States.  Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov .

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website:  www.konared.com